Exhibit e (viii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                   Exhibit H
                                     to the
                             Distributor's Contract

                    FEDERATED INVESTMENT SERIES FUNDS, INC.

                              Federated Bond Fund
                              Institutional Shares

      In consideration of the mutual covenants set forth in the Distributor's Contract dated June 22, 1992, between Federated Investment Series Funds, Inc. and Federated Securities corp., Federated Investment Series Funds, Inc. executes and delivers this exhibit on behalf of the Portfolios, and with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.

      Witness the due execution hereof this 1st day of September, 2007.

                                     FEDERATED INVESTMENT SERIES FUNDS, INC.


                                     By:  /s/ J. Christopher Donahue
                                     Name:  J. Christopher Donahue
                                     Title: President


                                     FEDERATED SECURITIES CORP.


                                     By:  /s/ Thomas E. Territ
                                     Name:  Thomas E. Territ
                                     TITLE:  PRESIDENT